BYLAWS

OF

GEO POINT MERGER CO.

A UTAH CORPORATION

TABLE OF CONTENTS

ARTICLE	PAGE

ARTICLE I. OFFICES	1
Section 1.01 Business Office	1
Section 1.02 Registered Office	1
ARTICLE II. STOCKHOLDERS	1
Section 2.01 Annual Meeting	1
Section 2.02 Special Meetings	1
Section 2.03 Place of Meetings	2
Section 2.04 Notice of Meetings	2
Section 2.05 Meetings by Telecommunications	3
Section 2.06 Fixing of Record Date	3
Section 2.07 Stockholder List	4
Section 2.08 Quorum and Voting Requirements	4
Section 2.09 Increasing either Quorum or Voting Requirements	4
Section 2.10 Proxies	5
Section 2.11 Voting of Shares	5
Section 2.12 Corporation's Acceptance of Votes	5
Section 2.13 Inspectors of Election	6
Section 2.14 Action without Meeting	7
Section 2.15 Vote Required; Election of Directors	7
Section 2.16 Business at Annual Meeting	7
Section 2.17 Notification of Nominations	8
Section 2.18 Conduct of Meeting	9
Section 2.19 Stockholder's Rights To Inspect Corporate Records	9
Section 2.20 Financial Statements Shall Be Furnished to the Stockholders	10
Section 2.21 Dissenters' Rights	10
ARTICLE III. BOARD OF DIRECTORS	11
Section 3.01 General Powers	11
Section 3.02 Number, Term, and Qualification	11
Section 3.03 Regular Meetings	11
Section 3.04 Special Meetings	11
Section 3.05 Notice	11
Section 3.06 Quorum	11
Section 3.07 Manner of Acting	12
Section 3.08 Establishing a "Supermajority" Quorum or Voting Requirement	12
Section 3.09 Action without a Meeting	13
Section 3.10 Removal	13
Section 3.11 Vacancies.	13
Section 3.12 Compensation	14
Section 3.13 Committees	14
ARTICLE IV. OFFICERS	15
Section 4.01 Number	15
Section 4.02 Appointment and Term of Office	15
Section 4.03 Removal	15

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Section 4.04 Chairman	15
Section 4.05 President	16
Section 4.06 Vice Presidents	16
Section 4.07 Secretary	16
Section 4.08 Treasurer	16
Section 4.09 Assistant Secretaries and Assistant Treasurers	17
Section 4.10 Salaries	17
ARTICLE V. INDEMNIFICATION	17
Section 5.01 Indemnification of Directors	17
Section 5.02 Advance Expenses for Directors	17
Section 5.03 Indemnification of Officers, Agents and Employees Who Are Not Directors	17
ARTICLE VI. CERTIFICATES FOR SHARES AND THEIR TRANSFER	18
Section 6.01 Certificates for Shares	18
Section 6.02 Shares without Certificates	18
Section 6.03 Registration of the Transfer of Shares	19
Section 6.04 Restrictions on Transfer of Shares Permitted	19
Section 6.05 Acquisition of Shares	20
ARTICLE VII. DISTRIBUTIONS	20
ARTICLE VIII. CORPORATE SEAL	20
ARTICLE IX. DIRECTORS CONFLICTING INTEREST TRANSACTIONS	20
ARTICLE X. AMENDMENTS	21
ARTICLE XI. FISCAL YEAR	21
CERTIFICATE OF SECRETARY	21

ii

BYLAWS

OF

GEO POINT MERGER CO.

ARTICLE I. OFFICES

Section 1.01	Business Office

The principal office of the corporation shall be located at any place either within or without the state of Utah as designated in the corporation’s most current annual report filed with the Utah Division of Corporations and Commercial Code. The corporation may have such other offices, either within or without the state of Utah, as the board of directors may designate or as the business of the corporation may require from time to time. The corporation shall maintain at its principal office a copy of certain records, as specified in section 2.19 of Article II.

Section 1.02	Registered Office

The registered office of the corporation, required by Section 16-10a-501 of the Utah Revised Business Corporation Act (the “URBCA”) or any section of like tenor as from time to time amended shall be located within Utah and may be, but need not be, identical with the principal office (if located within Utah). The address of the registered office may be changed from time to time.

ARTICLE II. STOCKHOLDERS

Section 2.01	Annual Meeting

The annual meeting of the stockholders shall be held within 150 days of the close of the corporation’s fiscal year, at a time and date as is determined by the corporation’s board of directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the state of Utah, such meeting shall be held on the next succeeding business day.

If the election of directors shall not be held on the day designated herein for any annual meeting of the stockholders, or at any subsequent continuation after adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as convenient. The failure to hold an annual or special meeting does not affect the validity of any corporate action or work a forfeiture or dissolution of the corporation.

Section 2.02	Special Meetings

Special meetings of the stockholders, for any purpose or purposes described in the meeting notice, may be called by the president or by the board of directors and shall be called by the president at the request of the holders of not less than one-tenth of all outstanding votes of the corporation entitled to be cast on any issue at the meeting.

Section 2.03	Place of Meetings

The board of directors may designate any place, either within or without the state of Utah, as the place of meeting for any annual or any special meeting of the stockholders, unless by written consents, which may be in the form of waivers of notice or otherwise, a majority of stockholders entitled to vote at the meeting may designate a different place, either within or without the state of Utah, as the place for the holding of such meeting. If no designation is made by either the directors or majority action of the voting stockholders, the place of meeting shall be the principal office of the corporation.

Section 2.04	Notice of Meetings

Written notice stating the place, day and time of any annual or special stockholder meeting shall be delivered not less than 10 nor more than 60 days before the date of the meeting, either in person, by any form of electronic communication, by mail, by private carrier, or by any other manner provided for in the URBCA, by or at the direction of the president, the board of directors, or other persons calling the meeting, to each stockholder of record entitled to vote at such meeting and to any other stockholder entitled by the URBCA or the articles of incorporation to receive notice of the meeting. Notice shall be deemed to be effective at the earlier of: (a) when deposited in the United States mail, addressed to the stockholder at his or her address as it appears on the stock transfer books of the corporation, with postage thereon prepaid; (b) on the date shown on the return receipt if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee; (c) when received; or (d) five days after deposit in the United States mail, if mailed postage prepaid and correctly addressed to an address other than that shown in the corporation’s current record of stockholders.

If any stockholder meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time, and place, if the new date, time, and place are announced at the meeting before adjournment. If a new record date for the adjourned meeting is, or must be fixed (see section 2.08 of this Article II) or if the adjournment is for more than 30 days, then notice must be given pursuant to the requirements of the previous paragraph of this section 2.04, to those persons who are stockholders as of the new record date.

The stockholder may waive notice of the meeting (or any notice required by the URBCA, articles of incorporation or bylaws) by a writing signed by the stockholder entitled to the notice, which is delivered to the corporation (either before or after the date and time stated in the notice) for inclusion in the minutes or filing with the corporate records.

A stockholder’s attendance at a meeting:

(a)        waives objection to lack of notice or defective notice of the meeting, unless the stockholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and

(b)        waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the stockholder objects to considering the matter when it is presented.

The notice of each special stockholder meeting shall include a description of the purpose or purposes for which the meeting is called. Except as provided in this section 2.04, the articles of incorporation, or otherwise in the URBCA, the notice of an annual stockholder meeting need not include a description of the purpose or purposes for which the meeting is called.

            If a purpose of any stockholder meeting is to consider either: (a) a proposed amendment to the articles of incorporation (including any restated articles requiring stockholder approval); (b) a plan of merger or share exchange; (c) the sale, lease, exchange or other disposition of all, or substantially all, of the corporation’s property; (d) the dissolution of the corporation; or (e) the removal of a director, the notice must so state and, to the extent applicable, be accompanied by a copy or summary of the articles of amendment, plan of merger or share exchange, agreement for the disposition of all or substantially all of the corporation’s property, or the terms of the dissolution. If the proposed corporate action creates dissenters’ rights, the notice must state that stockholders are or may be entitled to assert dissenters’ rights and must be accompanied by a copy of the provisions of the URBCA governing such rights.

Section 2.05	Meetings by Telecommunications

Any or all of the stockholders may participate in an annual or special meeting of stockholders by, or the meeting may be conducted through the use of, any means of communication by which all persons participating in the meeting can hear each other during the meeting. A stockholder participating in a meeting by this means is considered to be present in person at the meeting.

Section 2.06	Fixing of Record Date

For the purpose of determining stockholders of any voting group entitled to notice of or to vote at any meeting of stockholders, or stockholders entitled to receive payment of any distribution or dividend, or in order to make a determination of stockholders for any other proper purpose, the board of directors may fix in advance a date as the record date. Such record date shall not be more than 70 days prior to the meeting of stockholders or the payment of any distribution or dividend. If no record date is so fixed by the board of directors for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive a share dividend or distribution, or in order to make a determination of stockholders for any other proper purpose, the record date for determination of such stockholders shall be at the close of business on:

(a)        with respect to an annual stockholder meeting or any special stockholder meeting called by the board of directors or any person specifically authorized by the board of directors or these bylaws to call a meeting, the day before the first notice is delivered to stockholders;

(b)        with respect to a special stockholders’ meeting demanded by the stockholders, the date the first stockholder signs the demand;

(c)        with respect to the payment of a share dividend, the date the board of directors authorizes the share dividend;

(d)        with respect to actions taken in writing without a meeting (pursuant to Article II, section 2.14), the date the first stockholder signs a consent; and

(e)        with respect to a distribution to stockholders (other than one involving a repurchase or reacquisition of shares), the date the board authorizes the distribution.

When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section 2.06, such determination shall apply to any adjournment thereof unless the board of directors fixes a new record date. A new record date must be fixed if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

Section 2.07	Stockholder List

The officer or agent having charge of the stock transfer books for shares of the corporation shall make a complete record of the stockholders entitled to vote at each meeting of stockholders, arranged in alphabetical order with the address of and the number of shares held by each. The list must be arranged by voting group (if such exists, see Article II, section 2.08) and within each voting group by class or series of shares. The stockholder list must be available for inspection by any stockholder, beginning on the earlier of 10 days before the meeting for which the list was prepared or two business days after notice of the meeting is given for which the list was prepared and continuing through the meeting. The list shall be available at the corporation’s principal office or at a place identified in the meeting notice in the city where the meeting is to be held. A stockholder, or his or her agent or attorney, is entitled, on written demand, to inspect and, subject to the requirements of section 2.19 of this Article II and Sections 16-10a-1602 and 16-10a-1603 of the URBCA, or any sections of like tenor as from time to time amended, to inspect and copy the list during regular business hours, at his or her expense, during the period it is available for inspection. The corporation shall maintain the stockholder list in written form or in another form capable of conversion into written form within a reasonable time.

Section 2.08	Quorum and Voting Requirements

If the articles of incorporation or the URBCA provides for voting by a single voting group on a matter, action on that matter is taken when voted upon by that voting group.

Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Unless the articles of incorporation, a bylaw adopted pursuant to section 2.09 of this Article II, or the URBCA provides otherwise, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter.

If the articles of incorporation or the URBCA provides for voting by two or more voting groups on a matter, action on that matter is taken only when voted upon by each of those voting groups counted separately. Action may be taken by one voting group on a matter even though no action is taken by another voting group entitled to vote on the matter.

Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

If a quorum exists, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the articles of incorporation, a bylaw adopted pursuant to section 2.09 of this Article II, or the URBCA require a greater number of affirmative votes.

Section 2.09	Increasing either Quorum or Voting Requirements

For purposes of this section 2.09, a “supermajority” quorum is a requirement that more than a majority of the votes of the voting group be present to constitute a quorum; and a “supermajority” voting requirement is any requirement that requires the vote of more than a majority of the affirmative votes of a voting group at a meeting.

            The articles of incorporation may fix a supermajority quorum or supermajority-voting requirement to adopt, amend, or delete a bylaw.

The adoption or amendment of a bylaw that adds, changes or deletes a supermajority quorum or voting requirement for stockholders must meet the same quorum requirement and be adopted by the same vote and voting groups required to take action under the quorum and voting requirement then in effect or proposed to be adopted, whichever is greater.

A bylaw adopted by the stockholders that fixes a supermajority quorum or voting requirement for stockholders may not be adopted, amended, or repealed by the board of directors.

Section 2.10	Proxies

At all meetings of stockholders, a stockholder may vote in person or vote by proxy executed in writing by the stockholder or by his or her duly authorized attorney-in-fact. Such proxy shall be filed with the secretary of the corporation or other person authorized to tabulate votes before or at the time of the meeting. No proxy shall be valid after 11 months from the date of its execution unless otherwise provided in the proxy.

Section 2.11	Voting of Shares

Unless otherwise provided in the articles of incorporation, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of stockholders.

Except as provided by specific court order, no shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting; provided, however, the prior sentence shall not limit the power of the corporation to vote any shares, including its own shares, held by it in a fiduciary capacity.

Redeemable shares are not entitled to vote after notice of redemption is mailed to the holders and a sum sufficient to redeem the shares has been deposited with a bank, trust company, or other financial institution under an irrevocable obligation to pay the holders the redemption price on surrender of the shares.

Section 2.12	Corporation’s Acceptance of Votes

If the name signed on a vote, consent, waiver, proxy appointment or proxy appointment revocation corresponds to the name of a stockholder, the corporation, if acting in good faith, is entitled to accept the vote, consent, waiver, proxy appointment or proxy appointment revocation and give it effect as the act of the stockholder.

If the name signed on a vote, consent, waiver, proxy appointment or proxy appointment revocation does not correspond to the name of its stockholder, the corporation, if acting in good faith, is nevertheless entitled to accept the vote, consent, waiver, proxy appointment or proxy appointment revocation and give it effect as the act of the stockholder if:

(a)        the stockholder is an entity as defined in the URBCA and the name signed purports to be that of an officer or agent of the entity;

            (b)        the name signed purports to be that of an administrator, executor, guardian or conservator representing the stockholder and, if the corporation requests, evidence of fiduciary status acceptable to the corporation has been presented with respect to the vote, consent, waiver, proxy appointment or proxy appointment revocation;

(c)        the name signed purports to be that of a receiver or trustee in bankruptcy of the stockholder and, if the corporation requests, evidence of this status acceptable to the corporation has been presented with respect to the vote, consent, waiver, proxy appointment or proxy appointment revocation;

(d)        the name signed purports to be that of a pledgee, beneficial owner or attorney-in-fact of the stockholder and, if the corporation requests, evidence acceptable to the corporation of the signatory’s authority to sign for the stockholder has been presented with respect to the vote, consent, waiver, proxy appointment or proxy appointment revocation; and

(e)        two or more persons are the stockholder as co-tenants or fiduciaries and the name signed purports to be the name of at least one of the co-owners and the person signing appears to be acting on behalf of all the co-owners.

The corporation is entitled to reject a vote, consent, waiver, proxy appointment or proxy appointment revocation if the secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature or about the signatory’s authority to sign for the stockholder.

The corporation and its officer or agent who accepts or rejects a vote, consent, waiver, proxy appointment or proxy appointment revocation in good faith and in accordance with the standards of this section are not liable in damages to the stockholder for the consequences of the acceptance or rejection.

Corporate action based on the acceptance or rejection of a vote, consent, waiver, proxy appointment, or proxy appointment revocation under this section 2.12 is valid unless a court of competent jurisdiction determines otherwise.

Section 2.13	Inspectors of Election

There shall be appointed at least one inspector of the vote. Such inspector shall first take and subscribe an oath or affirmation faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. Unless appointed in advance of any such meeting by the board of directors, the presiding officer shall appoint such inspector for the meeting. In the absence of any such appointment, the secretary of the corporation shall act as the inspector. No candidate for the office of director (whether or not then a director) shall be appointed as such inspector. Such inspector shall be responsible for tallying and certifying each vote, whether made in person or by proxy.

Section 2.14	Action without Meeting

Any action required or permitted to be taken at a meeting of the stockholders, except for the election of directors as set forth in section 2.15 of this Article II, may be taken without a meeting and without prior notice if one or more consents in writing, setting forth the action so taken, shall be signed by stockholders having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote with respect to the subject matter thereof are present. Directors may be elected without a meeting of stockholders by the written consent of the stockholders holding all of the shares entitled to vote for the election of directors. Unless the written consents of all stockholders entitled to vote have been obtained, notice of any stockholder approval without a meeting shall be given at least 10 days before the consummation of the action authorized by the approval to those stockholders entitled to vote who have not consented in writing and those stockholders not entitled to vote and to whom the URBCA requires that notice of the proposed action be given. If the act to be taken requires that notice be given to nonvoting stockholders, the corporation shall give the nonvoting stockholders written notice of the proposed action at least 10 days before the action is taken. The notice shall contain or be accompanied by the same material that would have been required if a formal meeting had been called to consider the action. A consent signed under this section 2.14 has the effect of a meeting vote and may be described as such in any document. The written consents are only effective if received by the corporation within a 60-day period and not revoked prior to the receipt of the written consent of that number of stockholders necessary to effectuate such action. Action taken pursuant to a written consent is effective as of the date the last written consent necessary to effect the action is received by the corporation, unless all of the written consents necessary to effect the action specify a later date as the effective date of the action, in which case the later date shall be the effective date of the action. If the corporation has received written consents signed by all stockholders entitled to vote with respect to the action, the effective date of the action may be any date that is specified in all the written consents as the effective date of the action. Such consents may be executed in any number of counterparts or evidenced by any number of instruments of substantially similar tenor.

Section 2.15	Vote Required; Election of Directors

The election need not be by ballot unless any stockholder so demands before the voting begins. Except as otherwise provided by law, the articles of incorporation, any preferred stock designation, or these bylaws, all matters other than the election of directors submitted to the stockholders at any meeting shall be decided by a majority of the votes cast with respect thereto. At all meetings of the stockholders at which directors are to be elected, except as otherwise set forth in any stock designation with respect to the right of the holders of any class or series of stock to elect additional directors under specified circumstances, directors shall be elected by a plurality of the votes cast at the meeting.

Section 2.16	Business at Annual Meeting

At any annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the board of directors or by any stockholder of record of the corporation who is entitled to vote with respect thereto and who complies with the notice procedures set forth in this section. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a stockholder’s notice shall be delivered or mailed to and received at the principal executive offices of the corporation not less than 30 days prior to the date of the annual meeting; provided, in the event that less than 40 days’ notice of the date of the meeting is given or made to stockholders, to be timely, a stockholder’s notice shall be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed. A stockholder’s notice to the secretary shall set forth as to each matter such stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the corporation’s books, of the stockholder of record proposing such business, (c) the class and number of shares of the corporation’s capital stock that are beneficially owned by such stockholder, and (d) any material interest of such stockholder in such business. Notwithstanding anything in these bylaws to the contrary, no business shall be brought before or conducted at an annual meeting except in accordance with the provisions of this section. The officer of the corporation or other person presiding at the annual meeting shall, if the facts so warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with such provisions, and if such presiding officer should so determine and declare to the meeting that such business was not properly brought before the meeting in accordance with such provisions, any such business so determined to be not properly brought before the meeting shall not be transacted. The foregoing provisions of this section shall be effective only if the corporation has a class of equity securities registered under Section 12(b) or (g) of the Securities Exchange Act of 1934, as amended.

Section 2.17	Notification of Nominations

Nominations for the election of directors may be made by the board of directors or by any stockholder entitled to vote for the election of directors. Any stockholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if written notice of such stockholder’s intent to make such nomination is given, either by personal delivery or by United States mail, postage prepaid, to the secretary of the corporation not later than (a) with respect to an election to be held at an annual meeting of stockholders, 90 days in advance of such meeting, and (b) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders.

Each such notice shall set forth:

(a)        the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated;

(b)        a representation that such stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

(c)        a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder;

(d)        such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated by the board of directors; and

(e)	the consent of each nominee to serve as a director of the corporation if elected.

The chairman of a stockholder meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

            The foregoing provisions of this section shall be effective only if the corporation has a class of equity securities registered under Section 12(b) or (g) of the Securities Exchange Act of 1934, as amended.

Section 2.18	Conduct of Meeting

The board of directors of the corporation shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate, or convenient. Subject to such rules and regulations of the board of directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the corporation and their duly authorized and constituted proxies and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants, regulation of the opening and closing of the polls for balloting on matters that are to be voted on by ballot. Unless, and to the extent, determined by the board of directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

Section 2.19	Stockholder’s Rights To Inspect Corporate Records

(a)        The corporation shall keep as permanent records minutes of all meetings of its stockholders and board of directors, a record of all actions taken by the stockholders or board of directors without a meeting, and a record of all actions taken by a committee of the board of directors in place of the board of directors on behalf of the corporation. The corporation shall maintain appropriate accounting records.

(b)        If a stockholder gives the corporation written notice of his or her demand at least five business days before the date on which he or she wishes to inspect and copy, such stockholder (or his or her agent or attorney) has the right to inspect and copy, during regular business hours, any of the following records, all of which the corporation is required to keep at its principal office:

(i)         its articles or restated articles of incorporation and all amendments to the articles of incorporation currently in effect;

(ii)        its bylaws or restated bylaws and all amendments to the bylaws currently in effect;

(iii)       the minutes of all stockholders’ meetings and records of all action taken by stockholders without a meeting for the past three years;

(iv)       all written communications to stockholders within the past three years;

(v)        a list of the names and business addresses of its current directors and officers;

(vi)       the most recent annual report of the corporation delivered to the Utah Division of Corporations and Commercial Code; and

(vii)      all financial statements prepared for periods ending during the last three years that a stockholder could request under section 2.20.

(c)        In addition, if a stockholder gives the corporation a written demand made in good faith and for a proper purpose at least five business days before the date on which such stockholder wishes to inspect and copy, such stockholder describes with reasonable particularity his or her purpose and the records he or she desires to inspect, and the records are directly connected with his or her purpose, such stockholder of the corporation (or his or her agent or attorney) is entitled to inspect and copy, during regular business hours at a reasonable location specified by the corporation, any of the following records of the corporation:

(i)         excerpts from minutes of any meeting of the board of directors, records of any action of a committee of the board of directors acting on behalf of the corporation, minutes of any meeting of the stockholders, and records of action taken by the stockholders or board of directors without a meeting, to the extent not subject to inspection under subparagraph (b) of this section 2.19;

(ii)	accounting records of the corporation; and

(iii)       the record of stockholders (compiled no earlier than the date of the stockholder’s demand).

(d)        The right to copy records includes, if reasonable, the right to receive copies made by photographic, xerographic, or other means. The corporation may impose a reasonable charge, covering the costs of labor and material (including third-party costs), for copies of any documents provided to the stockholder. The charge may not exceed the estimated cost of production or reproduction of the records.

(e)        For purposes of this section 2.19, the term “stockholder” shall include a beneficial owner whose shares are held in a voting trust or by a nominee on his or her behalf.

Section 2.20	Financial Statements Shall Be Furnished to the Stockholders

Upon written request of any stockholder, the corporation shall mail to such stockholder its most recent annual or quarterly financial statements showing in reasonable detail its assets and liabilities and the results of its operations.

Section 2.21	Dissenters’ Rights

Each stockholder shall have the right to dissent from and obtain payment for such stockholder’s shares when so authorized by the URBCA, the articles of incorporation, these bylaws, or in a resolution of the board of directors.

ARTICLE III. BOARD OF DIRECTORS

Section 3.01	General Powers

Unless the articles of incorporation have dispensed with or limited the authority of the board of directors, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the board of directors.

Section 3.02	Number, Term, and Qualification

Unless permitted by the URBCA, the authorized number of directors shall be not less than three. The current number of directors shall be as determined (or as amended from time to time) by resolution adopted from time to time by either the stockholders or directors. Each director shall hold office until the next annual meeting of stockholders or until removed. However, if his or her term expires, he or she shall continue to serve until his or her successor shall have been elected and qualified, or until there is a decrease in the number of directors. A decrease in the number of directors does not shorten an incumbent director’s term. Unless required by the articles of incorporation, directors do not need to be residents of Utah or stockholders of the corporation.

Section 3.03	Regular Meetings

The board of directors may designate the time and place, either within or without the state of Utah, for the holding of regular meetings without other notice than such designation.

Section 3.04	Special Meetings

Special meetings of the board of directors may be called by or at the request of the president or any one director. The person authorized to call special meetings of the board of directors may fix any place as the place for holding any special meeting of the board of directors.

Section 3.05	Notice

Unless the articles of incorporation provide for a longer or shorter period, notice of any special director meeting shall be given at least two days prior thereto either orally, in person, by telephone, by any form of electronic communication, by mail, by private carrier, or by any other manner provided for in the URBCA. Any director may waive notice of any meeting. Except as provided in the next sentence, the waiver must be in writing, signed by the director entitled to the notice, and filed with the minutes or corporate records. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business and at the beginning of the meeting (or promptly upon his or her arrival) objects to holding the meeting or transacting business at the meeting, and does not thereafter vote for or assent to action taken at the meeting. Unless required by the articles of incorporation or the URBCA, neither the business to be transacted at nor the purpose of any special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

Section 3.06	Quorum

A majority of the number of directors in office immediately before the meeting begins shall constitute a quorum for the transaction of business at any meeting of the board of directors, unless the articles of incorporation require a greater number.

            Any amendment to this quorum requirement is subject to the provisions of section 3.08 of this Article III.

Section 3.07	Manner of Acting

The act of the majority of the directors present at a meeting at which a quorum is present when the vote is taken shall be the act of the board of directors unless the articles of incorporation require a greater percentage. Any amendment that changes the number of directors needed to take action is subject to the provisions of section 3.08 of this Article III.

Unless the articles of incorporation provide otherwise, any or all directors may participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

A director who is present at a meeting of the board of directors or a committee of the board of directors when corporate action is taken is deemed to have assented to the action taken unless: (a) he or she objects at the beginning of the meeting (or promptly upon his or her arrival) to holding it or transacting business at the meeting; or (b) his or her dissent or abstention from the action taken is requested by such director to be entered in the minutes of the meeting; or (c) he or she delivers written notice of his or her dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

Section 3.08	Establishing a “Supermajority” Quorum or Voting Requirement

For purposes of this section 3.08, a “supermajority” quorum is a requirement that requires more than a majority of the directors in office to constitute a quorum; and a “supermajority” voting requirement is any requirement that requires the vote of more than a majority of those directors present at a meeting at which a quorum is present to be the act of the directors.

A bylaw that fixes a supermajority quorum or supermajority voting requirement may be amended or repealed:

(a)        if originally adopted by the stockholders, only by the stockholders (unless otherwise provided by the stockholders); or

(b)        if originally adopted by the board of directors, either by the stockholders or by the board of directors.

A bylaw adopted or amended by the stockholders that fixes a supermajority quorum or supermajority-voting requirement for the board of directors may provide that it may be amended or repealed only by a specified vote of either the stockholders or the board of directors.

Subject to the provisions of the preceding paragraph, action by the board of directors to adopt, amend or repeal a bylaw that changes the quorum or voting requirement for the board of directors must meet the same quorum requirement and be adopted by the same vote required to take action under the quorum and voting requirement then in effect or proposed to be adopted, whichever is greater.

Section 3.09	Action without a Meeting

Unless the articles of incorporation provide otherwise, any action required or permitted to be taken by the board of directors at a meeting may be taken without a meeting if all the directors sign a written consent describing the action taken, and such consent is filed with the records of the corporation. Action taken by consent is effective when the last director signs the consent, unless the consent specifies a different effective date. A signed consent has the effect of a meeting vote and may be described as such in any document. Such consent may be executed in any number of counterparts or evidenced by any number of instruments of substantially similar tenor.

Section 3.10	Removal

The stockholders may remove one or more directors at a meeting called for that purpose if notice has been given that the purpose of the meeting is such removal. The removal may be with or without cause unless the articles of incorporation provide that directors may only be removed with cause. If a director is elected by a voting group of stockholders, only the stockholders of that voting group may participate in the vote to remove him or her. If cumulative voting is authorized, a director may not be removed if the number of votes sufficient to elect him or her under cumulative voting is voted against his or her removal. If cumulative voting is not authorized, a director may be removed only if the number of votes cast to remove him or her exceeds the number of votes cast against such removal.

Section 3.11	Vacancies.

Unless the articles of incorporation provide otherwise, if a vacancy occurs on the board of directors, including a vacancy resulting from an increase in the number of directors, the stockholders may fill the vacancy. During such time that the stockholders fail or are unable to fill such vacancies, then and until the stockholders act:

(a)	the board of directors may fill the vacancy; or

(b)        if the directors remaining in office constitute fewer than a quorum of the board, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office.

If the vacant office was held by a director elected by a voting group of stockholders, only the holders of shares of that voting group are entitled to vote to fill the vacancy if it is filled by the stockholders. If two or more directors are elected by the same voting group, only remaining directors elected by such voting group are entitled to vote to fill the vacancy of a director elected by the voting group if it is filled by directors.

A vacancy that will occur at a specific later date (by reason of resignation effective at a later date) may be filled before the vacancy occurs but the new director may not take office until the vacancy occurs.

The term of a director elected to fill a vacancy expires at the next stockholders’ meeting at which directors are elected. However, if his or her term expires, he or she shall continue to serve until his or her successor is elected and qualified or until there is a decrease in the number of directors.

Section 3.12	Compensation

The directors and members of committees shall be compensated for their services in such amounts and manner and shall be reimbursed their expenses as authorized from time to time by resolution of the board of directors or a duly constituted committee thereof. No such compensation or reimbursement shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

Section 3.13	Committees

(a)        Unless the articles of incorporation provide otherwise, the board of directors may create one or more committees and appoint members of the board of directors to serve on them. Each committee must have two or more members, who serve at the pleasure of the board of directors.

(b)        The creation of a committee and appointment of members to it must be approved by the greater of (i) a majority of all the directors in office when the action is taken or (ii) the number of directors required by the articles of incorporation to take such action (or if not specified in the articles of incorporation, the number required by section 3.07 of this Article III to take action).

(c)        Sections 3.04, 3.05, 3.06, 3.07, 3.08 and 3.09 of this Article III, which govern meetings, action without meetings, notice and waiver of notice, quorum and voting requirements of the board of directors, apply to committees and their members.

(d)        Unless limited by the articles of incorporation, each committee may exercise those aspects of the authority of the board of directors that the board of directors confers upon such committee in the resolution creating the committee; provided, however, a committee may not:

(i)	authorize distributions to stockholders;

(ii)        approve, or propose to stockholders, action that the URBCA requires be approved by stockholders;

(iii)	fill vacancies on the board of directors or on any of its committees;

(iv)       amend the articles of incorporation pursuant to the authority of directors to do so granted by Section 16-10a-1002 of the URBCA or any section of like tenor as from time to time amended;

(v)	adopt, amend, or repeal bylaws;

(vi)	approve a plan of merger not requiring stockholder approval;

(vii)      authorize or approve reacquisition of shares, except according to a formula or method prescribed by the board of directors; or

            (viii)     authorize or approve the issuance or sale or contract for sale of shares or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the board of directors may authorize a committee (or a senior executive officer of the corporation) to do so within limits specifically prescribed by the board of directors.

ARTICLE IV. OFFICERS

Section 4.01	Number

The officers of the corporation shall be a president and a secretary, both of whom shall be appointed by the board of directors. Such other officers and assistant officers as may be deemed necessary, including any vice presidents, may be appointed by the board of directors. If specifically authorized by the board of directors, an officer may appoint one or more officers or assistant officers. The same individual may simultaneously hold more than one office in the corporation.

Section 4.02	Appointment and Term of Office

The board of directors shall appoint the officers of the corporation for a term as determined by the board of directors. If no term is specified, such term shall continue until the first meeting of the directors held after the next annual meeting of stockholders. If the appointment of officers shall not be made at such meeting, such appointment shall be made as soon thereafter as is convenient. Each officer shall hold office until his or her successor shall have been duly appointed and shall have qualified, until his or her death, or until he or she shall resign or shall have been removed in the manner provided in section 4.03 of this Article IV.

Section 4.03	Removal

Any officer or agent may be removed by the board of directors or an officer authorized to do so by the board of directors at any time either before or after the expiration of the designated term, with or without cause. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Neither the appointment of an officer nor the designation of a specified term shall create any contract rights.

Section 4.04	Chairman

The board of directors may elect one of its members as chairman who, if so elected, shall preside at all stockholders’ meetings (or designate a person to act in such capacity), preside at all meetings of the board of directors, and be a member of the executive committee, if any. In the absence of a chairman or if no chairman is elected, the president shall preside at meetings of the board of directors.

Section 4.05	President

The president shall be the principal executive officer of the corporation and, subject to the control of the board of directors, shall in general supervise and control all of the business and affairs of the corporation. The president shall, when present, preside at all meetings of the stockholders and of the board of directors, if the chairman of the board is not present. The president may sign, with the secretary or any other proper officer of the corporation thereunto authorized by the board of directors, certificates for shares of the corporation and deeds, mortgages, bonds, contracts or other instruments arising in the normal course of business of the corporation, and such other instruments as may be authorized by the board of directors, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general, shall perform all duties incident to the office of president and such other duties as may be prescribed by the board of directors from time to time.

Section 4.06	Vice Presidents

If appointed, in the event of the president’s death or inability to act, the vice president (or in the event there be more than one vice president, the executive vice president, or in the absence of any designation, the senior vice president in the order of their appointment) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. A vice president, if any, may sign, with the secretary or an assistant secretary, certificates for shares of the corporation the issuance of which has been authorized by resolution of the board of directors, and shall perform such other duties as from time to time may be assigned to him or her by the president or by the board of directors.

Section 4.07	Secretary

The secretary shall: (a) keep the minutes of the proceedings of the stockholders and of the board of directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) be custodian of the corporate records and of any seal of the corporation and, if there is a seal of the corporation, see that it is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) when requested or required, authenticate any records of the corporation; (e) keep a register of the post office address of each stockholder that shall be furnished to the secretary by such stockholders; (f) sign with the president, or a vice president, certificates for shares of the corporation, the issuance of which has been authorized by resolution of the board of directors; (g) have general charge of the stock transfer books of the corporation; and (h) in general, perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him or her by the president or by the board of directors.

Section 4.08	Treasurer

The treasurer, if any, and in the absence thereof, the secretary shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies, or other depositories as shall be selected by the board of directors; and (c) in general, perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him or her by the president or by the board of directors. If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the board of directors shall determine.

Section 4.09	Assistant Secretaries and Assistant Treasurers

Any assistant secretary, when authorized by the board of directors, may sign with the president or a vice president certificates for shares of the corporation the issuance of which has been authorized by a resolution of the board of directors. Any assistant treasurer shall, if required by the board of directors, give bonds for the faithful discharge of his or her duties in such sums and with such sureties as the board of directors shall determine. Any assistant secretary or assistant treasurer, in general, shall perform such duties as shall be assigned to them by the secretary or the treasurer, respectively, or by the president or the board of directors.

Section 4.10	Salaries

The salaries of the officers shall be fixed from time to time by the board of directors or by a duly authorized officer.

ARTICLE V. INDEMNIFICATION

Section 5.01	Indemnification of Directors

The corporation shall indemnify any individual made a party to a proceeding because such individual was a director of the corporation to the extent permitted by and in accordance with Section 16-10a-901, et seq. of the Act or any amendments of successor sections of like tenor.

Section 5.02	Advance Expenses for Directors

To the extent permitted by Section 16-10a-904 of the URBCA or any section of like tenor as amended from time to time, the corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding, if:

(a)        the director furnishes the corporation a written affirmation of his or her good faith belief that he or she has met the standard of conduct described in the URBCA;

(b)        the director furnishes the corporation a written undertaking, executed personally or on his or her behalf, to repay advances if it is ultimately determined that he or she did not meet the standard of conduct (which undertaking must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment); and

(c)        a determination is made that the facts then known to those making the determination would not preclude indemnification under section 5.01 of this Article V or Section 16-10a-901 through Section 16-10a-909 of the URBCA or similar sections of like tenor as from time to time amended.

Section 5.03	Indemnification of Officers, Agents and Employees Who Are Not Directors

Unless otherwise provided in the articles of incorporation, the board of directors may authorize the corporation to indemnify and advance expenses to any officer, employee, or agent of the corporation who is not a director of the corporation, to the extent permitted by the URBCA.

ARTICLE VI. CERTIFICATES FOR SHARES AND THEIR TRANSFER

Section 6.01	Certificates for Shares

(a)        Certificates representing shares of the corporation shall, at minimum, state on their face the name of the issuing corporation and that it is formed under the laws of the state of Utah; the name of the person to whom issued; and the number and class of shares and the designation of the series, if any, the certificate represents; and be in such form as determined by the board of directors. Such certificates shall be signed (either manually or by facsimile) by the president or a vice president and by the secretary or an assistant secretary and may be sealed with a corporate seal or a facsimile thereof. Each certificate for shares shall be consecutively numbered or otherwise identified.

(b)        If the corporation is authorized to issue different classes of shares or different series within a class, the designations, relative rights, preferences and limitations applicable to each class and the variations in rights, preferences and limitations determined for each series (and the authority of the board of directors to determine variations for future series) must be summarized on the front or back of each certificate. Alternatively, each certificate may state conspicuously on its front or back that the corporation will furnish the stockholder this information without charge on request in writing.

(c)        The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation.

(d)        All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the corporation as the board of directors may prescribe.

Section 6.02	Shares without Certificates

(a)        Unless the articles of incorporation provide otherwise, the board of directors may authorize the issuance of some or all the shares of any or all of its classes or series without certificates. The authorization does not affect shares already represented by certificates until they are surrendered to the corporation.

(b)        Within a reasonable time after the issuance or transfer of shares without certificates, the corporation shall send the stockholder a written statement containing at minimum:

(i)         the name of the issuing corporation and that it is organized under the laws of the state of Utah;

(ii)	the name of the person to whom issued; and

(iii)       the number and class of shares and the designation of the series, if any, of the issued shares.

If the corporation is authorized to issue different classes of shares or different series within a class, the written statement shall describe the designations, relative rights, preferences and limitations applicable to each class and the variation in rights, preferences and limitations determined for each series (and the authority of the board of directors to determine variations for future series). Alternatively, each written statement may state conspicuously that the corporation will furnish the stockholder this information without charge on request in writing.

Section 6.03	Registration of the Transfer of Shares

Registration of the transfer of shares of the corporation shall be made only on the stock transfer books of the corporation. In order to register a transfer, the record owner shall surrender the shares to the corporation for cancellation, properly endorsed by the appropriate person or persons with reasonable assurances that the endorsements are genuine and effective. Unless the corporation has established a procedure by which a beneficial owner of shares held by a nominee is to be recognized by the corporation as the record owner of such shares on the books of the corporation, the record owner shall be deemed by the corporation to be the owner thereof for all purposes.

Section 6.04	Restrictions on Transfer of Shares Permitted

The board of directors (or stockholders) may impose restrictions on the transfer or registration of transfer of shares (including any security convertible into, or carrying a right to subscribe for or acquire, shares). A restriction does not affect shares issued before the restriction was adopted unless the holders of the shares are parties to the restriction agreement or voted in favor of the restriction.

A restriction on the transfer or registration of transfer of shares is authorized to maintain the corporation’s status when it is dependent on the number or identity of its stockholders, to preserve entitlements, benefits, or exemptions under federal, state, or local law; and for any other reasonable purpose.

A restriction on the transfer or registration of transfer of shares may:

(a)        obligate the stockholder first to offer the corporation or other persons (separately, consecutively or simultaneously) an opportunity to acquire the restricted shares;

(b)        obligate the corporation or other persons (separately, consecutively or simultaneously) to acquire the restricted shares;

(c)        require the corporation, the holders of any class of its shares, or another person to approve the transfer of the restricted shares, if the requirement is not manifestly unreasonable; and

(d)        prohibit the transfer of the restricted shares to designated persons or classes of persons, if the prohibition is not manifestly unreasonable.

A restriction on the transfer or registration of transfer of shares is valid and enforceable against the holder or a transferee of the holder if the restriction is authorized by this section 6.04 and such person has knowledge of the restriction or its existence is noted conspicuously on the front or back of the certificate or is contained in the written statement required by section 6.02 of this Article VI with regard to shares issued without certificates. Unless so noted, a restriction is not enforceable against a person without knowledge of the restriction.

Section 6.05	Acquisition of Shares

The corporation may acquire its own shares and unless otherwise provided in the articles of incorporation, the shares so acquired constitute authorized but unissued shares.

If the articles of incorporation prohibit the reissuance of acquired shares, the number of authorized shares is reduced by the number of shares acquired by the corporation effective upon amendment of the articles of incorporation, which amendment may be adopted by the stockholders or the board of directors without stockholder action. The articles of amendment must be delivered to the Utah Division of Corporations and Commercial Code for filing and must set forth:

(a)	the name of the corporation;

(b)        the reduction in the number of authorized shares, itemized by class and series;

(c)        the total number of authorized shares, itemized by class and series, remaining after reduction of the shares; and

(d)        if applicable, a statement that the amendment was adopted by the board of directors without stockholder action and that stockholder action was not required.

ARTICLE VII. DISTRIBUTIONS

The corporation may make distributions (including dividends on its outstanding shares) as authorized by the board of directors and in the manner and upon the terms and conditions provided by law and in the corporation’s articles of incorporation.

ARTICLE VIII. CORPORATE SEAL

The board of directors may provide for a corporate seal, which may have inscribed thereon any designation including the name of the corporation, Utah as the state of incorporation, and the words “Corporate Seal.”

ARTICLE IX. DIRECTORS CONFLICTING INTEREST TRANSACTIONS

A director’s conflicting interest transaction may not be enjoined, be set aside, or give rise to an award of damages or other sanctions in a proceeding by a stockholder, or by or in the right of the corporation, solely because the director, or any person with whom or which the director has a personal, economic or other association, has an interest in the transaction, if:

(a)        directors’ action respecting the transaction was at any time taken in compliance with Section 16-10a-852 of the URBCA or any section of like tenor as amended from time to time;

(b)        stockholders’ action respecting the transaction was at any time taken in compliance with Section 16-10a-853 of the URBCA or any section of like tenor as amended from time to time; or

            (c)        the transaction, judged according to the circumstances at the time of commitment, is established to have been fair to the corporation.

ARTICLE X. AMENDMENTS

The corporation’s board of directors may amend or repeal the corporation’s bylaws unless:

(a)        the URBCA or the articles of incorporation reserve this power exclusively to the stockholders in whole or part; or

(b)        the stockholders in adopting, amending or repealing a particular bylaw provide expressly that the board of directors may not amend or repeal that bylaw; or

(c)        the bylaw either establishes, amends, or deletes, a supermajority stockholder quorum or voting requirement (as defined in Article II, section 2.09).

Any amendment that changes the voting or quorum requirement for the board must comply with Article III, section 3.08, and for the stockholders, must comply with Article II, section 2.09.

The corporation’s stockholders may amend or repeal the corporation’s bylaws even though the bylaws may also be amended or repealed by its board of directors.

ARTICLE XI. FISCAL YEAR

The fiscal year of the corporation shall be fixed by resolution of the board of directors in consultation with the financial and tax advisors of the corporation.

CERTIFICATE OF SECRETARY

The undersigned does hereby certify that such person is the secretary of GEO POINT MERGER CO., a corporation duly organized and existing under and by virtue of the laws of the state of Utah; that the above and foregoing bylaws of said corporation were duly and regularly adopted as such by the board of directors of said corporation by unanimous consent dated May 9, 2006, and that the above and foregoing bylaws are now in full force and effect and supersede and replace any prior bylaws of the corporation.

DATED this 9th day of May, 2006.

/s/ William C. Lachmar
William C. Lachmar, Secretary